As filed with the Securities and Exchange Commission on September 20, 2022

Registration No. 333-253925

Registration No. 333-257858

Registration No. 333-265731

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST- EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 REGISTRATION STATEMENT NO. 333-253925

FORM S-1 REGISTRATION STATEMENT NO. 333-257858

FORM S-1 REGISTRATION STATEMENT NO. 333-265731
UNDER
THE SECURITIES ACT OF 1933

INMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia	2834	98-1428279
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

InMed Pharmaceuticals Inc. Suite 310 -
815 W. Hastings Street, Vancouver, B.C.
V6C 1B4

Canada

(604) 669-7207

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Registered Agent Solutions, Inc.

1100 H Street NW Suite 840

Washington, DC 20005

(888) 705-7274

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Fenske

Norton Rose Fulbright US LLP

1301 McKinney, Suite 5100

Houston, Texas 77010-3095

United States

(713) 651-5557

Trevor Zeyl

Norton Rose Fulbright Canada LLP

222 Bay Street, Suite 3000

Toronto, Ontario M5K 1E7

Canada

(416) 216-4726

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of these amendments to the registration statements, as determined by market and other conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging Growth Company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

These Post-Effective Amendments No. 1 to Form S-1 Registration Statement (collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-1 (collectively, the “Registration Statements”) filed by InMed Pharmaceuticals Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”):

(1)	Registration Statement No. 333-253925, registering an aggregate of 1,743,000 common shares, no par value, of the Company (“Common Shares”), filed on March 5, 2021.

(2)	Registration Statement No. 333-257858, registering an aggregate of 8,072,654 Common Shares, filed on July 12, 2021.

(3)	Registration Statement No. 333-265731, registering an aggregate of 7,575,756 Common Shares, filed on June 21, 2022, as amended by Amendment No. 1 to Form S-1, filed on June 24, 2022.

The Company conducted a 1-for-25 reverse stock split of the Company’s issued and outstanding common shares effective on September 7, 2022 (the “Consolidation”). No fractional Common Shares were issued as a result of the Consolidation. Any fractional share remaining after the completion of the Consolidation that was less than half of a share was cancelled and each fractional share that was at least half of a share was rounded up to one whole share. These Post-Effective Amendments are being filed to reflect that, pursuant to Rule 416(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the number of Common Shares covered by the Registration Statements was decreased respectively from 1,743,000 to 69,720 shares, 8,072,654 to 322,907 shares and from 7,575,756 to 303,031 shares as a result of the Consolidation. As no additional securities are being registered, and the registration fee was paid upon filing the original registration statements, no further registration fee is required. In accordance with Rule 416 of the Securities Act, these Post-Effective Amendments also register an undetermined number of common shares that may be issued upon any future stock splits, reverse stock splits, stock dividends or other anti-dilution provisions or similar transactions.

The contents of the Registration Statements are incorporated by reference into these Post-Effective Amendments, except to the extent supplemented, amended and superseded by the information set forth herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other expenses of issuance and distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions. The amounts set forth below are estimates.

SEC registration fee	$	*
FINRA filing fee		**
Nasdaq listing fee		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Blue Sky fees and expenses (including legal fees)		**
Transfer agent and registrar fees and expenses		**
Miscellaneous		**
Total	$	**

*	The securities subject to these Post-Effective Amendments were previously registered under the Registration Statements. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registration Statements. As no additional securities are being registered, and the registration fee was paid upon filing the original registration statements, no further registration fee is required.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 14. Indemnification of directors and officers

We are subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia), or “BCBCA”. Under Section 160 of the BCBCA, we may, subject to Section 163 of the BCBCA:

1.	indemnify an individual who:

●	is or was a director or officer of our company;

●	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

●	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

2.	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

●	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

●	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

●	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

●	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

●	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the BCBCA, we must indemnify our directors, former directors or alternate directors and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the BCBCA, we may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for us. We have entered into indemnity agreements with our directors and certain of our officers.

Pursuant to our articles, the failure of an eligible party to comply with the BCBCA or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

●	is or was our director, alternate director, officer, employee or agent;

●	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was our affiliate;

●	at our request, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

●	at our request, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

●	against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

In addition, we have entered into an indemnification agreement with each of our directors and our Chief Financial Officer, which requires us to indemnify them.

Item 15. Recent sales of unregistered securities

In the three years preceding the filing of this registration statement, without giving effect to the June 30, 2020 Share Consolidation, we have issued the following securities that were not registered under the Securities Act of 1933:

●	During the year ending June 30, 2019, we issued an aggregate 7,564 common shares pursuant to the exercise of 35,000 share purchase warrants. The 35,000 share purchase warrants that were exercised had an exercise price of C$0.65 each and, pursuant to the terms of a May 31, 2017 financing, were exercised on a net cashless basis, based on the five-day volume-weighted average trading price of our common shares on the TSX ending on the date immediately preceding the date of exercise. The exercise of these 35,000 share purchase warrants resulted in the issuance of 7,564 common shares but, as they were exercised on a net cashless basis, no cash was received. The issuance of the securities was exempt from registration under the Securities Act as they were issued outside the U.S. pursuant to Regulation S under the Securities Act.

●	During the year ending June 30, 2019, we issued an aggregate 1,425,000 common shares pursuant to the exercise of 1,425,000 stock options at a weighted average exercise price of C$0.14 per share. The issuance of the securities was exempt from registration under the Securities Act as they were issued outside the U.S. pursuant to Regulation S under the Securities Act.

●	On February 12, 2021, we closed the Private Placement with 11 accredited institutional investors for approximately $4.5 million of units. We issued 1,050,000 common shares and warrants exercisable for 690,000 common shares. The issuance was made in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act in that such sales did not involve a public offering.

●	On July 2, 2021, we closed the Private Placement with an accredited institutional investors for approximately $12 million of common shares and warrants. We issued 890,000 common shares and warrants exercisable for 7,182,654 common shares. The issuance was made in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act in that such sales did not involve a public offering.

●	On June 6, 2022, we closed a registered direct issuance and sale of 4,079,256 of its common shares (or pre-funded warrants in lieu thereto), as well as a concurrent private placement to issue and sell 1,748,250 common shares (or pre-funded warrants in lieu thereto), for a gross aggregate amount of US$5 million. In addition, we issued to the investor in the offerings unregistered preferred investment options to purchase up to an aggregate of 5,827,506 common shares. We also amended certain existing warrants to purchase up to an aggregate of 4,480,771 common shares of the Company that were previously issued to the investor.

●	On September 13, 2022, we closed a private placement of an aggregate of 691,245 common shares (or pre-funded warrants in lieu thereto) to two institutional accredited investors, for an aggregate gross aggregate proceeds of approximately US$6 million before deducting placement agent fees and other offering expenses. In addition, we issued to the investors unregistered preferred investment options to purchase up to an aggregate of 1,382,490 common shares. In addition, one investor agreed to cancel preferred investment options to purchase up to an aggregate of 412,331 common shares of the Company which had been previously issued to such investor.

Item 16. Exhibits and financial statement schedules

(a) Exhibits

Exhibit No.	Description of Exhibit
2.1^	Agreement and Plan of Reorganization, dated as of September 10, 2021, by and among InMed Pharmaceuticals Inc., InMed LLC, BayMedica, Inc., BM REP, LLC, as the stockholder representative, and certain stockholders thereto. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed on October 13, 2021).

3.1	Amended and Restated Articles of InMed Pharmaceuticals Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 filed on June 19, 2020).

4.1	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on June 29, 2021).

4.2	Form of Pre-Funded Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on June 29, 2021).

4.3	Form of Series A Warrant (incorporated by reference to Exhibit 4.6 to the Company’s Form 10-K filed on September 24, 2021).

4.4	Form of Series B Warrant (incorporated by reference to Exhibit 4.7 to the Company’s Form 10-K filed on September 24, 2021).

4.5	Form of Pre-Funded Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on June 6, 2022).

4.6	Form of Pre-Funded Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on June 6, 2022).

4.7	Form of Preferred Investment Option (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on June 6, 2022).

4.8	Warrant Amendment Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K filed on June 6, 2022).

4.9	Form of Specific Common Share Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1 filed on July 13, 2021).

4.10	Form of Common Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on November 12, 2020).

4.11	Form of Common Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on February 5, 2021).

4.12	Form of Pre-Funded Warrants (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on September 13, 2022).

4.13	Form of Preferred Investment Option (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on September 13, 2022).

4.14	Form of Placement Agent Preferred Investment Option (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed on September 13, 2022).

5.1	Opinion of Norton Rose Fulbright Canada LLP (previously filed)

10.1†	InMed Pharmaceuticals Inc. 2017 Amended and Restated Stock Option Plan, as amended (incorporated by reference to Exhibit 4.2 to the Company’s Form S-8 filed on March 5, 2021).

10.2†	Form of Stock Option Agreement pursuant to the InMed Pharmaceuticals Inc. 2017 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Company’s Form S-8 filed on March 5, 2021).

10.3†	Amended and Restated Executive Employment Agreement, dated March 1, 2021, between Eric A. Adams and InMed Pharmaceuticals Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Form S-1 filed on July 13, 2021).

10.4†	Amended and Restated Executive Employment Agreement, dated March 1, 2021, between Eric Hsu and InMed Pharmaceuticals Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Form S-1 filed on July 13, 2021).

10.5†	Amended and Restated Executive Employment Agreement, dated March 1, 2021, between Alexandra Mancini and InMed Pharmaceuticals Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Form S-1 filed on July 13, 2021).

10.6†	Amended and Restated Executive Employment Agreement, dated March 1, 2021, between Michael Woudenberg and InMed Pharmaceuticals Inc. (incorporated by reference to Exhibit 10.6 to the Company’s Form S-1 filed on July 13, 2021).

10.7†	Form of InMed Pharmaceuticals Inc. Indemnification Agreement entered into with each member of the board of directors (incorporated by reference to Exhibit 10.10 to the Company’s Form 10-K filed on September 24, 2021).

10.8	Office Premises Lease, dated January 14, 2019, between InMed Pharmaceuticals Inc. and 815 West Hastings Ltd. (incorporated by reference to Exhibit 10.8 to the Company’s Form S-1 filed on June 19, 2020).

10.9	Form of Amendment of Purchase Agreement and Common Stock Purchase Warrant, dated March 21, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on March 22, 2022).

10.10	At the Market Offering Agreement dated April 7, 2021 by and between InMed Pharmaceuticals Inc., and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on April 7, 2022).

10.11	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 29, 2021).

10.12	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on June 6, 2022).

10.13	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on June 6, 2022).

10.14	Form of Registration Rights Agreement, dated February 5, 2021, between InMed Pharmaceuticals Inc. and several purchasers hereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 5, 2021).

10.15	Form of Registration Rights Agreement dated June 28, 2021, between InMed Pharmaceuticals Inc. and several purchasers hereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 29, 2021).

10.16	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed on June 6, 2022).

10.17	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on September 13, 2022).

10.18	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed on September 13, 2022).

21.1	Subsidiaries of InMed Pharmaceuticals Inc. (incorporated by reference to Exhibit 21.1 to the Company’s Form 10-K filed on September 24, 2021).

23.1	Consent of KPMG LLP, independent registered public accounting firm (previously filed).

23.2	Consent of Norton Rose Fulbright Canada LLP (included in opinion filed as Exhibit 5.1).

24.3	Powers of Attorney (previously filed and included herewith on the signature page to this registration statement)

†	Indicates exhibits that constitute management contracts or compensation plans or arrangements.

^	Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.

(b) Financial Statement Schedules

None

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on September 20, 2022.

INMED PHARMACEUTICALS INC.

By:	/s/ Eric A. Adams
Name:	Eric A. Adams
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric A. Adams and Brenda Edwards, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or him in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments No. 1 to the Registration Statements on Form S-1 have been signed below by the following persons in the capacities indicated on September 20, 2022:

Signature	Title

/s/ Eric A. Adams	President, Chief Executive Officer and Director
Eric A. Adams	(Principal Executive Officer)

/s/ Brenda Edwards	Interim Chief Financial Officer
Brenda Edwards	(Principal Financial Officer and Principal Accounting Officer)

*	Director
William J. Garner	(Chairman of the Board of Directors)

*	Director
Janet Grove

/s/ Nicole Lemerond	Director
Nicole Lemerond

*	Director
Andrew Hull

*	Director
Bryan Baldasare

* By:	/s/ Eric A. Adams
Name:	Eric A. Adams
Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements to Section 6(a) of the Securities Act of 1933, the undersigned has signed these Post-Effective Amendments No. 1 to the Registration Statements on Form S-1 solely in the capacity of the duly authorized representative of InMed Pharmaceuticals Inc. in the United States on September 20, 2022.

Andrew Hull

/s/ Andrew Hull
Authorized Representative